UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2019

Zenergy Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55771	20-8881686
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7700 Windrose Ave. #G300, Plano, Texas 75024

(Address of principal executive offices) (Zip Code)

469-228-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 29, 2019, Zenergy Brands, Inc. (the “Company”, “we” and “us”) borrowed an additional $347,464 from TCA Global Credit Master Fund, LP, a fund specializing in senior, secured lending and advisory services (“TCA”), pursuant to the lending documents entered into with TCA on or around December 26, 2018. Such lending documents were previously disclosed by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 3, 2019. The additional loan was evidenced by a Promissory Note dated March 29, 2019 in the aggregate amount of $1,947,464, evidencing all amounts borrowed from TCA through such date. The note, which forms a part of the debenture discussed in the January 3, 2019 Form 8-K, has a due date of June 24, 2021, and accrues interest at the rate of 12% per annum (22% upon the occurrence of an event of default). The payment of the note is secured by a security interest in substantially all of the assets of the Company as well as other interests. The parties have agreed to a repayment schedule, which is a hybrid model that starts with interest-only payments for the first six months (from the original date of the facility) and then ramps up over the term, with the final six months representing interest and princiipal payments. The respective payments are due in monthly installments beginning on January 26, 2019, and ending on June 24, 2021. The terms of the facility are described in greater detail in the January 3, 2019 Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On March 29, 2019, the Company entered into the note with TCA, which note (pursuant to the terms of the debenture) is convertible into shares of the Company’s common stock upon the occurrence of an event of default under the debenture as described in greater detail therein.

We claim an exemption from registration for the issuance and sale of the note described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient was (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grants and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 20, 2019, the then Chairman of the Board of Directors, Byron Young, resigned as a member of the Board of Directors. On April 3, 2019, and effective as of March 20, 2019, the Board of Directors appointed Alex Rodriguez as Chairman of the Board of Directors to fill the vacancy left by Mr. Young’s resignation. Mr. Young’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Mr. Young’s resignation as a member of the Board of Directors of the Company, the Board of Directors, on April 3, 2019, and effective March 20, 2019, adopted an amendment to Section 3.02 of the Amended and Restated Bylaws of the Company to clarify that “The number of directors who shall constitute the Board shall equal not less than 1 nor more than 10, as the Board or shareholders may determine by resolution from time to time.” Prior to the amendment, Section 3.02 of the Bylaws provided that the Board of Directors would consist of two members, Byron Young and Alex Rodriguez.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Amendment to Bylaws Adopted April 3, 2019 and Effective March 20, 2019

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Zenergy Brands, Inc.
(Registrant)

Date: April 5, 2019	/s/ Alex Rodriguez
ALEX RODRIGUEZ
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amendment to Bylaws Adopted April 3, 2019 and Effective March 20, 2019

* Filed herewith.